UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HELIUS MEDICAL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Helius Medical Technologies, Inc.
642 Newtown Yardley Road, Suite 100
Newtown, Pennsylvania 18940

SUPPLEMENT TO PROXY STATEMENT
RELATED TO ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 27, 2024

This proxy statement supplement, dated June 20, 2024 (this “Supplement”), amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Helius Medical Technologies, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 31, 2024 and made available to the Company’s stockholders in connection with the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 27, 2024, at 9:00 a.m. Eastern Time. This Supplement is being filed with the SEC and made available to stockholders on or about June 20, 2024.

We are providing this Supplement to correct the description of what constitutes a quorum for the Annual Meeting. Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. As such, the disclosure included on page 3 of the Proxy Statement relating to the requirements to obtain a quorum at the Annual Meeting is amended as follows:

“In order for us to conduct the Annual Meeting, holders of one-third of the voting power of our outstanding shares of stock entitled to vote as of May 28, 2024 must be present in person by remote communication or by proxy at the Annual Meeting. This is called a quorum. Abstentions (as well as broker non-votes, if any) will be considered present for purposes of determining a quorum. If a quorum is not reached, the Annual Meeting will be adjourned until a later time.”

This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement.